UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2006

KELLOGG COMPANY
(Exact name of registrant as specified in its charter)
1-4171
(Commission File Number)

Delaware	38-0710690

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, with zip code)
(269) 961-2000
(Registrant’s telephone number, including area code
Not Applicable
(Former name or former address,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Letter Agreement with Jeffrey M. Boromisa

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced on December 12, 2006, Jeffrey M. Boromisa, the Company’s Chief Financial Officer, has been promoted to Senior Vice President, Kellogg Company and Executive Vice President, Kellogg International, President Asia Pacific, effective as of December 31, 2006.
In connection with this change, on December 29, 2006, the Company entered into a retention agreement with Mr. Boromisa pursuant to which (a) his compensation will continue to be based on the benchmarks for his previous position; (b) he was awarded 13,000 restricted shares which cliff vest after three years; (c) if he is terminated by the Company without cause prior to May, 2011 (his retirement date), he would receive his retirement benefits under the Kellogg Company Pension Plan; and (d) he will be subject to non-compete and non-solicit obligations.
     The above description of the agreement is qualified in its entirety by reference to the copy of the agreement filed herewith as Exhibit 10.1, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter Agreement with Jeffrey M. Boromisa, dated December 29, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
      Date: December 29, 2006

KELLOGG COMPANY
/s/ Gary H. Pilnick
By: Gary H. Pilnick
Its: Senior Vice President, General Counsel, Corporate Development and Secretary

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Letter Agreement with Jeffrey M. Boromisa, dated December 29, 2006.